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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We have issued our report dated February 4, 1997, accompanying the financial statements of BindView Development Corporation contained in the Registration Statement and Prospectus of BindView Development Corporation on Form S-1 (File No. 333-52883), which is incorporated by reference in this Registration Statement on Form S-8 relating to the BindView Development Corporation Stock Option Plan (File No. 333-66331). We consent to the incorporation by reference in this Registration Statement of the aforementioned report.




/s/ GRANT THORNTON LLP



Houston, Texas
February 22, 1999